Exhibit 99
NEWS RELEASE
Media Information Contact: Barry B. Davall, President & CEO Community Partners Bancorp (732) 706-9009 www.communitypartnersbancorp.com

For Immediate Release
Community Partners Bancorp
Reports Fourth Quarter And Year End Earnings

Middletown, New Jersey – January 25, 2008
Community Partners Bancorp (NASDAQ CM:  CPBC) (“Community Partners” or the “Company”), the parent company of Two River Community Bank and The Town Bank, reported consolidated earnings and assets for the fourth quarter and year ended December 31, 2007.

Community Partners reported net income of $668,000 for the quarter ended December 31, 2007, or $0.10 per share for both basic and diluted earnings per share, compared to net income of $1,056,000 for the fourth quarter of 2006, or $0.16 for basic and $0.15 for diluted earnings per share.  Net income for the quarter ended December 31, 2007 decreased by approximately $388,000 or 36.7%, over the same prior year quarter.  On a linked quarter basis, net income for the fourth quarter of 2007 decreased by approximately $386,000 or 36.6% over the third quarter of 2007.  The Company incurred non-recurring expenses during the fourth quarter of 2007 which accounted, in part, for the decrease in net income on a year-to-year and linked quarter basis.

For the twelve months ended December 31, 2007, net income amounted to $3,652,000 compared to $3,699,000 for the twelve months ended December 31, 2006.  This represents a decrease of approximately $47,000 or 1.3% in net income.  Basic and diluted earnings per share for the twelve months ended December 31, 2007 were $0.54 and $0.53, respectively, compared to basic and diluted earnings per share of $0.61 and $0.59, respectively, for the same prior year period.  The decrease resulted, in part, from the aforementioned non-recurring expenses in the fourth quarter of 2007.  Reported earnings of Community Partners prior to April 1, 2006 include those of Two River Community Bank and do not include those of The Town Bank, which was acquired as of April 1, 2006.  Barry B. Davall, President & CEO, stated, “As a result of the unsettled banking environment, Community Partners took a cautious approach to managing growth during 2007.  The good quality of our loan portfolio and our ability to maintain a net interest margin above 4% are indications that our balance sheet management strategies were successful during a very difficult year for the banking industry.”

Weighted average shares outstanding and earnings per share were retroactively adjusted to reflect the 3% stock dividend which was paid August 31, 2007 to shareholders of record as of August 10, 2007.

At December 31, 2007, total assets amounted to $525.1 million, an increase of $4.6 million, or 0.9%, over December 31, 2006 assets of $520.5 million.  The Company’s loan portfolio, net of allowances for loan losses, amounted to $412.3 million at December 31, 2007, unchanged from December 31, 2006.  Total deposits amounted to $426.7 million at December 31, 2007, compared to $441.9 million at December 31, 2006, a decrease of $15.2 million, or 3.4%.

In December 2007 The Town Bank opened a new branch office in Cranford, New Jersey, and we anticipate that it will open another branch office in Fanwood during the first quarter of 2008.  We anticipate that Two River Community Bank will also open a branch during the first quarter of 2008 in Manasquan, New Jersey.  We anticipate that the expansion into these attractive Union and Monmouth County markets will provide for future growth and add value to our franchise.

Community Partners is the holding company for Two River Community Bank, which is headquartered in Middletown, New Jersey, and The Town Bank, which is headquartered in Westfield, New Jersey.  Two River Community Bank currently operates ten branches throughout Monmouth County and The Town Bank currently operates two branches in Westfield and one branch in Cranford.  Community Partners acquired The Town Bank on April 1, 2006 in a transaction that was accounted for under the purchase accounting method for financial reporting purposes, with Two River Community Bank as the acquiring entity. Community Partners was formed in connection with that transaction and had no business operations prior to April 1, 2006.

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The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates or in national or local economic conditions in areas in which our operations are concentrated, increased competition, rapid growth, reliance on management and other key personnel, failure to achieve sufficient operational integration between Two River Community Bank and The Town Bank, and other such risks.  Community Partners assumes no obligation for updating any such forward-looking statements at any time.

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COMMUNITY PARTNERS BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
December 31, 2007 and December 31, 2006
(In thousands, except per share data)

	December 31,	December 31,
	2007	2006
ASSETS
Cash and due from banks	$9,675	$9,036
Federal funds sold	338	6,141

Cash and cash equivalents	10,013	15,177

Securities available-for-sale	55,545	44,756
Securities held-to-maturity (fair value of $7,492 and $7,638 at December 31, 2007 and December 31, 2006, respectively)	7,557	7,632

Loans	416,967	416,904
Allowance for loan losses	(4,675)	(4,567)

Net loans	412,292	412,337

Bank-owned life insurance	3,951	3,821
Premises and equipment, net	5,090	5,248
Accrued interest receivable	2,291	2,345
Goodwill and other intangible assets, net of accumulated amortization of $641 and $287 at December 31, 2007 and December 31, 2006, respectively	26,299	26,543
Other assets	2,063	2,661

TOTAL ASSETS	$525,101	$520,520

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
Non-interest bearing	$72,390	$72,119
Interest bearing	354,271	369,799

Total deposits	426,661	441,918

Securities sold under agreements to repurchase	15,187	7,802
Accrued interest payable	531	587
Long-term debt	7,500	-
Other liabilities	2,765	1,894

Total liabilities	452,644	452,201

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized; 6,722,784 and 6,511,582 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	66,552	64,728
Retained earnings	5,805	3,884
Accumulated other comprehensive income (loss)	100	(293)

Total shareholders' equity	72,457	68,319

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$525,101	$520,520

COMMUNITY PARTNERS BANCORP
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
For the Three Months and Twelve Months Ended December 31, 2007 and 2006

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(In thousands, except per share data)

INTEREST INCOME:
Loans, including fees	$7,721	$8,148	$32,021	$27,004
Investment securities	854	610	3,008	2,328
Federal funds sold	36	101	820	467
Total Interest Income	8,611	8,859	35,849	29,799
INTEREST EXPENSE:
Deposits	3,521	3,728	15,308	11,805
Securities sold under agreements to repurchase	150	85	539	293
Borrowings	32	60	32	141
Total Interest Expense	3,703	3,873	15,879	12,239
Net Interest Income	4,908	4,986	19,970	17,560
PROVISION FOR LOAN LOSSES	51	112	108	649
Net Interest Income after Provision for Loan Losses	4,857	4,874	19,862	16,911
NON-INTEREST INCOME:
Service fees on deposit accounts	159	66	598	508
Other loan customer service fees	39	43	286	230
Earnings from investment in life insurance	37	41	130	166
Other income	148	248	584	582
Total Non-Interest Income	383	398	1,598	1,486
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,054	1,902	7,960	6,545
Occupancy and equipment	723	582	2,691	2,117
Professional	437	171	959	473
Insurance	144	77	559	232
Advertising	55	22	368	325
Data processing	86	270	444	609
Outside services fees	140	123	468	455
Amortization of identifiable intangibles	86	96	354	287
Other operating	467	324	1,726	1,472
Total Non-Interest Expenses	4,192	3,567	15,529	12,515

Income before Income Taxes	1,048	1,705	5,931	5,882
INCOME TAX EXPENSE	380	649	2,279	2,183

Net Income	$668	$1,056	$3,652	$3,699

EARNINGS PER SHARE:
Basic	$0.10	$0.16	$0.54	$0.61
Diluted	$0.10	$0.15	$0.53	$0.59

Weighted average shares outstanding (in thousands):
Basic	6,723	6,707	6,717	6,076
Diluted	6,898	6,885	6,885	6,260